EXHIBIT A
                                 Promissory Note
                               (Vessel Financing)

US$2,250,000.00                                                 30 October 1996


      For value received, EUROPA CRUISES OF FLORIDA 2, INC., a company organized under the laws of the STATE OF DELAWARE with its principal place of business at 150 - 153RD AVENUE, SUITE 200, MADEIRA BEACH, FLORIDA 33708 as Borrower ("MAKER") promises to pay to the order of DEBIS FINANCIAL SERVICES, INC. ("DFSI"), a Delaware corporation ("LENDER"), with its principal place of business at 201 MERRITT 7, SUITE 700, NORWALK, CONNECTICUT 06856, U.S.A., or at such other place as may be designated in writing, all in lawful money of the united States of America, the principal, interest and other sums specified below on the terms set forth below.

      1.  DEFINITIONS

      It is contemplated that the amount advance by Lender under the First Naval Mortgage the repayment obligation for which is evidenced by this Note, will be advanced in increments. Those increments are referred to in this Note as "Advances".

      The date on which the first of the Advances is made to wit, October 31, 1996 is the "Initial Advance Date". The earlier of three months from the Initial Advance Date, or the date on which the construction financed by the Advances is completed, is the "Completion Date". The date which is sixty (60) months from the Completion Date is the "Maturity Date" which date shall not be later than January 31, 2002.

      2.  PRINCIPAL AMOUNT

      The principal amount owning on this Note is US$2,250,000.00.

      3.  INTEREST RATE

      (a) The interest rate for the period beginning on the Initial Advance Date and ending on the Completion Date shall be the Bank of America Prime Loan Rate plus ON AND ONE QUARTER PERCENT (1.25%), FLOATING.

      The period described above shall be divided into calendar months. The interest rate applicable to each monthly period shall be the Bank of American Prime Loan Rate from time to time in effect, plus the above-described percentage, per annum, compounded monthly.

      (b) For the period beginning on the Completion Date and ending on the Maturity Date until all sums owning under this Note are fully paid, the interest rate applicable hereto shall be the BANK OF AMERICA PRIME LOAN RATE in effect as of the first day following the Completion Date PLUS TWO AND ONE QUARTER PERCENT (2.25%) per annum, compounded monthly, fixed for a period of SIXTY (60) MONTHS from the first day following the Completion date. Interest begins to accrue on the date funds are advanced on the loan represented by this Note, and interest is calculated on the basis of a 360-day year and 30-day month.



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      4.  REPAYMENT

      Interest will be charged on the then existing balance of the Advances which compose this Note's principal form the date each Advance is made until the total principal balance of the Advances is paid in full.

      For the period from the Initial Advance date to the Completion Date:

      The first monthly interest payment shall be due thirty (30) days from the date of the initial disbursement of funds. Subsequent payments ("Monthly Payments") shall be due thirty days thereafter, for each and every month ("Payment Due Date") until the Completion date. Monthly Payments associated with all disbursements made in any thirty (30) day period shall be due on the Payment Date for such thirty (30) day period.

      However, for mutual convenience of dFSI and Borrower, Monthly Payments shall be calculated approximately fifteen (15) days prior to the Payment Due Date ("Payment Calculation Date") and shall include disbursements made prior to the Payment Calculation Date. Monthly Payments associated with disbursements made prior to the Payment Calculation Date for a given thirty (30) day period shall be due upon that period's Payment Due Date. Monthly Payments associated with disbursements made after the Payment Calculation Date for a given thirty
(30) day period shall be due upon the Payment Due Date for the following  thirty
(30) day period, provided, however, that dFSI reserves the right to collect such amounts on the Payment Due Date of the same period in which the disbursements were made.

      For purposes of calculating Monthly Payments, it shall be assumed that the outstanding principal balance and the interest rate in effect as the Payment Calculation Date shall remain constant from the Payment Calculation date through the Payment Due Date. In the Event the outstanding principal balance or the interest rate should change from the Payment Calculation Date through the Payment Due Date, any such change shall be reflected by adding or subtracting the appropriate amount to or from the next Monthly Payment. Monthly Payments associated with such adjusted amounts shall be due on the Payment Due Date of the next following Monthly Payment.

      For the period from the Completion Date until the Maturity Date, the Make shall pay to the holder of this Note SIXTY (60) equal monthly principal and interest payments of the amount necessary to fully repay all principal and interest under the First Naval Mortgage referenced by this Note, commencing thirty days from the Completion Date on the same day of each and every month thereafter until fully paid:

            Months 1-59:      50 monthly payments of US$30,367.37, followed by:

            Month 60:         1 payment of US$1,442,871.54:

      Any prepayment of the outstanding principal balance prior to the last day of the twelfth (12th) month of this Note shall be subject to an early termination fee equal to three percent (3.0%) of any such principal repayment;





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any prepayment of the outstanding  principal during the thirteenth (13th) of the twenty-fourth (24th) month of this Note shall be subject to any early termination fee equal to two percent (2.0%) of any such principal repayment, and any prepayment of the outstanding principal during the twenty-fifth (25th) to the thirty-sixth (36th) month of this Note shall be subject to any early termination fee equal to one percent (1.0%) of any such principal repayment. After four years, the loan may be prepaid, in part or in full, at any time without penalty.

      5.  COLLATERAL

      This Note is secured by a Vessel more particularly described in the FIRST NAVAL MORTGAGE dated ____ October, 1996, signed by the Maker, and delivered to Lender. This Note is also secured by a First Mortgage covering real property known as Diamondhead Casino Resort, a Parcel of land situated in Sections 1,2, & 11, Township 8 South, Range 14 West, Hancock County, Mississippi.

      6.  LATER CHARGE

      If any payment is not received is full by Lender within ten (130 days after it is due, Maker agrees to pay an amount equal to five percent (55.0%) of the past due payment, or the maximum amount permitted under applicable law if less, in addition to the full amount of the past due payment.

      7.  DEFAULT

      On Maker's failure to pay when due any amount required to be paid on this Note, on Maker's sale or other transfer of an interest in the vessel collateral more particularly described in the Mortgage, or on the occurrence of any other event identified as a default in the Mortgage, Lender may at its option declare the full amount owing on this Note immediately due and payable.

      8.  MISCELLANEOUS

      Where necessary to properly give meaning to or to clarify the terms of this Note, this Note is to be interpreted together with the Mortgage and any other documents executed in connection with this Note and the Mortgage.

      Payments made on this Note will be applied first to any accrued interest and then to principal.

      No delay or omission on the part of Lender in demanding payment of exercising any right under this Note shall operate as a waiver of payment or any other right. Maker waives presentment, demand, protest, and notice of dishonor.

      The provisions of this Note shall be construed and interpreted and al rights an obligations hereunder determined in accordance with the laws of the state of Connecticut, United States of America.











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      If there is more than one person or entity signing this Note as Maker, the obligations under this Note shall be joint and several.

      In any action brought on this Note in which Lender is the prevailing party, Maker agrees to pay all reasonable attorney fees and costs incurred in that action, whether at trial, on appeal, or in any bankruptcy proceeding.

      Lender is hereby authorized to file a financing statement and any amendments continuation statements or termination statements it may deem necessary without the Borrower's signature or by executing the Borrower's name thereto and for such limited purpose. Borrower grants Lender, and its agents(s), a power of attorney to execute any such financing statements as may be necessary to perfect Lender's interest in the Collateral. Notwithstanding the foregoing, the Lender shall have no obligation to comply with any recording, re-recording, filing, re-filing or other legal requirements, necessary to establish or maintain the validity, priority, or enforceability of, or the Lender's right in and to the Collateral or any part thereof.

      Maker shall have an option to renew the Balloon Payment for a further five year period upon terms, conditions, collateral and documentation in form and substance satisfactory to Lender and its attorneys, which option must b exercised by Maker giving Lender at least thirty days prior written notice before Maturity date provided no event of default has occurred or is continuing under this Note or the Mortgage.

                        MAKER:      EUROPA CRUISES OF FLORIDA 2, INC.


                        BY:         _______________________________________
                                    ATTORNEY-IN-FACT